CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 1999, except as to Note 14, which is as of February 16, 1999, appearing on page 26 of Compaq Computer Corporation's Annual Report on Form 10-K for the year ended December 31, 1998.


/s/  PricewaterhouseCoopers  LLP
PricewaterhouseCoopers  LLP

Houston,  Texas
March  17,  1999